EXHIBIT 2.1

                          PURCHASE AND SALE AGREEMENT

     This purchase and sale agreement (this "Agreement") is made by and between Provo International, Inc. (the "Seller"), a Delaware corporation having an address of 1 Blue Hill Plaza, Suite 1548, Pearl River, New York 10965, and RFC Telecom Holdings, LLC (the "Buyer"), a Delaware limited liability company having an address of 3300 South Parker Road, Suite 500, Aurora, Colorado 80014.

1. Recitals.

     1.1 The Business. The Seller owns and operates a dial-up internet service provider business (the "Business"), consisting of (A) not less than 6,000 dial-up internet service subscribers (the "Subscribers"), (B) all contracts under which the Seller provides dial-up internet services to the Subscribers (the "Subscriber Agreements"), (C) all Subscriber lists and information, current and historical books, records, and files pertaining to the dial-up internet service provider business and the Subscribers, (D) intellectual property including (without limitation) trademarks, trade names, service marks, and world wide web domain names associated with the dial-up internet services provided to the Subscribers, and (E) other property. Additional descriptions of some of the property constituting the Business is set forth in attached Exhibit A.

     1.2 The Transaction. The Seller desires to sell the Business to the Buyer, and the Buyer desires to purchase the Business from the Seller.

2. Purchase And Sale. The Seller hereby agrees to sell and deliver to the Buyer and the Buyer hereby agrees to purchase and pay for the Business for the consideration and upon the terms and conditions set forth in this Agreement.

3. Closing. The closing of the purchase and sale and other transactions contemplated by this Agreement (the "Closing") will occur at 10:00 am on December 17, 2004, through customary closing escrows with the respective attorneys for the Seller and the Buyer.

4. Purchase Price.

     4.1 Amount And Payment. The total cash consideration for the purchase and sale and other transactions contemplated by this Agreement (the "Purchase Price") will be and be paid to the Seller by wire transfer to such US bank accounts as the Seller directs in a writing received by the Buyer at least 3 business days prior to the Closing:

          (A) $425,000 at the Closing;

          (B) $80,000 upon the earlier of (1) the 90th day following the Closing and (2) the completion of the Transition (hereinafter defined); and

          (C) An amount equal to the lesser of $15,000 and one-half of the reduction (if any) below $40,000 per calendar month (prorated for partial months) for telecommunication services during the Transition under the Seller's existing contracts with respect to the Business (the "TeleCo Contracts").

     4.2 Reduction For Loss Of Subscriber Base. If, as of the Closing, the number of Subscribers is less than 6,000, then, the Purchase Price will be reduced by $84.17 times the difference between the number of such Subscribers and 6,000. Any adjustments under this Section will be made with respect to the payment provided for in Section 4.1(B) herein.

     4.3 Allocation. The Purchase Price will be allocated among the property comprising the Business as is reasonably determined by the Buyer.

5. Assignment And Conveyance.

     5.1 Bill Of Sale. At the Closing the Seller will sign, acknowledge, and deliver to the Buyer an assignment and bill of sale (the "Bill Of Sale") in the form of attached Exhibit B, assigning, transferring, selling, and conveying to the Buyer or its designee all of the Seller's rights, titles, and interests in and to the Business, free and clear of all liens, security interests, pledges, hypothecations, mortgages, and other encumbrances and of all claims, rights, and interests of any third-party.

     5.2 Possession. At the Closing, the Seller will deliver possession of the Business to the Buyer.

     5.3 Compliance Certificate. At the Closing, the President of the Seller will sign and deliver to the Buyer his or her certificate that each of the representations and warranties made by the Seller in this Agreement is true and correct in all material respects as of the Closing and that the Seller has performed and complied with all of the Seller's obligations under this Agreement that are to be performed and complied with on or prior to the Closing.

     5.4 Other Documents. As reasonably requested by the Buyer from time to time, the Seller will sign, acknowledge, and deliver at and after the Closing such other and further documents and instruments as are necessary to transfer to the Buyer any item of property constituting part of the Business or to carry out the transactions contemplated by this Agreement.

6. Subscriber Agreements And Accounts.

     6.1 Subscriber Agreements. At the Closing, the Seller will assign and transfer to the Buyer all Subscriber Agreements. The Buyer or its designee will assume and timely and fully perform all executory obligations of the Seller set forth in the Subscriber Agreements that accrue on and after the Closing. The Seller will timely and fully perform all obligations of the Seller under or with respect to the Subscriber Agreements that accrue prior to the Closing. The Subscriber Agreements constitute a part of the Business and are generally described in attached Exhibit A.

6.2 Subscriber Accounts.

          (A) Allocation Of Accounts Receivable And Pre-Paid Accounts. All accounts receivable owed by Subscribers to the Seller that are due prior to the Closing and all amounts that were prepaid by Subscribers to the Seller in the ordinary course of business prior to the Closing will remain the property of the Seller. All amounts due from any Subscriber on or after the Closing will be the property of the Buyer.

          (B) Collection And Remittence. The Buyer has no obligation with respect to the collection of any account receivable owed by any Subscriber to the Seller that is due prior to the Closing, provided if the Buyer receives payment on any such account, the Buyer will hold such payment in trust for and within 10 business days of receipt remit it to the Seller. The Seller has no obligation with respect to the collection of any amount owed by any Subscriber to the Buyer that is due on or after the Closing, provided if the Seller receives payment of any such amount, the Seller will hold such payment in trust for and within 10 business days of receipt remit it to the Buyer.

          (C) Books And Records. From time to time and upon reasonable notice, the Seller and the Buyer may inspection and copy the each other's books and records as reasonably necessary to confirm the performance of the Seller's and the Buyer's obligations under this Section 6.2.

7. Property And Obligations Not Included.

     7.1 Cash. Cash and bank deposits of the Seller are not included in the Business.

     7.2 Contracts And Obligations. Except as set forth in Section 6.1 herein, the Buyer does not assume and will not be deemed to have assumed any obligations of the Seller under or with respect to any contract, instrument, or document or otherwise, and neither the Buyer nor any of its property (including the Business after the Closing) will be liable for any obligations of the Seller under or with respect to any such contract, instrument, document, or other obligation.

     7.3 Employees And Employment Obligations. The Buyer has no obligation to employ any person employed by the Seller, and the Buyer is not assuming and will not otherwise have any obligation arising with respect to any person employed by the Seller regardless of when the same accrue.

8. Transition.

     8.1 Dial-Up Services.

          (A) During the 90 day period following the Closing, the Seller will
(A) continue to provide to the Subscribers (as the same may increase or decrease in number) the dial-up internet services that constitute part of the Business (including, without limitation, dial-up connectivity, radius authentication, DNS, and e-mail service), without degradation in quality, timeliness, or elements of service, until such services are switched by the Buyer to telecommunication and other providers determined by the Buyer and (B) timely and fully cooperate in switching such services to the telecommunication and other providers determined by the Buyer (collectively, the "Transition").

          (B) The Buyer will pay the Seller an amount equal to the Seller's direct costs for telecommunication services under the TeleCo Contracts not in excess of $40,000 per calendar month (prorated for partial months) incurred with respect to the Transition. The Buyer will not assume or have any obligations under or with respect to the TeleCo Contracts. Otherwise, the Seller will bear all costs and expenses pertaining to the Transition, without reimbursement from the Buyer or any of the Subscribers.

     8.2 Billing And Call Center Services. The Seller will reasonably cooperate with the Buyer before and after the Closing to arrange for the transfer to the Buyer and its contractors of the Subscriber billing function and Subscriber call center services pertaining to the Business such that, as of the Closing, such transfer is made without inconvenience or noticeable change to the Subscribers, including without change of the customer service telephone numbers. After the Closing, the Seller will not have any obligation to perform such billing function or such call center services.

9. Taxes.

     9.1 Pre-Closing Taxes. The Seller will timely prepare and file returns for all sales, use, excise, and other similar taxes arising with respect to the Business (other than the transactions contemplated by this Agreement) and its revenues and activities prior to the Closing and will timely pay the same.

     9.2 Property Taxes. Any personal property taxes on any property comprising part of the Business will be prorated between the Seller and the Buyer as of the Closing, with the Buyer assuming the payment of the same and receiving a credit toward the payment of the Purchase Price for the Seller's portion thereof.

     9.3 Sales Taxes. Any sales taxes payable with respect to the transactions contemplated by this Agreement will be paid by whichever of the Seller or the Buyer is liable for their payment by statute (without regard as to which is liable to collect and remit the same), and whichever of the Seller and the Buyer is liable will timely prepare and file the returns and timely pay such sales taxes.

10. Representations, Warranties, And Covenants.

     10.1 By The Seller. As of the date of this Agreement and the Closing, the Seller represents and warrants to, and covenants with, the Buyer as follows:

          (A) The Seller is in good standing and is duly qualified to transact business under the laws of the State of Delaware and possesses all right, authority, and power to own its properties, to carry on its business as now being conducted, to sign and deliver this Agreement and all documents and instruments to be signed and delivered by the Seller pursuant to this Agreement, and to perform the Seller's obligations hereunder, all without conflicting with or violating any provisions of any of the Seller's organizational documents or any trust, agreement, court order, decree, or judgment, or law rule, or regulation. When signed and delivered by any officer of the Seller, this Agreement and any document or instrument to be signed and delivered by the Seller pursuant to this Agreement will be valid and binding upon the Seller and enforceable according to its terms.

          (B) The Seller has not made any general assignment for the benefit of creditors or had a receiver appointed for all or substantial all of its assets, has not been named as the debtor in any bankruptcy proceeding, has not admitted in writing its inability to pay its debts as they come due, and has not made any offer of settlement, extension, or composition to its creditors generally.

          (C) There are no lawsuits or legal or administrative proceedings pending or threatened regarding the ownership, use, possession, or operation of the Business or any part thereof.

          (D) As operated by the Seller, the Business does not contravene any law or governmental regulation, no intellectual property constituting part of the Business infringes or interferes with any intellectual property or right of any other person, and the Seller has full right to use all customer lists and intellectual property constituting part of the Business without license or permit from any other person, except for software licenses.

          (E) The Seller owns and holds good and sufficient legal and equitable title to each item of property constituting part of the Business, and as of the Closing, such title will be free and clear of all liens, security interests, pledges, hypothecations, mortgages, and other encumbrances and of all claims, rights, and interests of any third-party.

          (F) The Seller has provided the Buyer with complete access to all of the business and financial books and records, financial statements, contracts, Subscriber information, files, and reports pertaining to the Business for the Buyer's inspection and copying. All of the property used in the business of providing dial-up internet services to the Subscribers are included in the Business, except for those assets specifically excluded by the terms of this Agreement.

          (G) Prior to the Closing, the Seller will continue to operate the Business in a reasonable and prudent manner, in accordance with all applicable laws and governmental rules and regulations, and in the manner customary to the Seller's operation of the Business prior to October 1, 2004, and will timely and fully perform all of its obligations under each Subscriber Contract. As of the Closing, the Seller will not have received any prepayment under any Subscriber Agreement except in the ordinary course of business.

          (H) There are no unresolved complaints with any governmental authorities pertaining to claims or complaints of Subscribers or prior Subscribers with respect to the Business and there are no pending judicial or administrative proceedings or stipulations, orders, consent decrees, or similar items resulting from any such proceedings pertaining to the Business.

          (I) There are not less than 6,000 Subscribers, the average monthly revenue from each Subscriber is not less than $17.25.

     10.2 By The Buyer. As of the date of this Agreement and the Closing, the Buyer represents and warrants to, and covenants with, the Seller as follows:

          (A) The Buyer is in good standing and is duly qualified to transact business under the laws of the State of Delaware and possesses all right, authority, and power to own its properties, to carry on its business as now being conducted, to sign and deliver this Agreement and all documents and instruments to be signed and delivered by the Buyer pursuant to this Agreement, and to perform the Buyer's obligations hereunder, all without conflicting with or violating any provisions of any of the Buyer's organizational documents or any trust, agreement, court order, decree, or judgment, or law rule, or regulation. When signed and delivered by any officer of the Buyer, this Agreement and any document or instrument to be signed and delivered by the Buyer pursuant to this Agreement will be valid and binding upon the Buyer and enforceable according to its terms.

          (B) The Buyer is solvent and has not made any general assignment for the benefit of creditors or had a receiver appointed for all or substantial all of its assets, has not been named as the debtor in any bankruptcy proceeding, has not admitted in writing its inability to pay its debts as they come due, and has not made any offer of settlement, extension, or composition to its creditors generally.

11. Conditions Precedent To Closing.

     11.1 For The Benefit Of The Seller. Each of the following are conditions precedent to the obligations of the Seller to sell the Business and otherwise perform its obligations under this Agreement:

          (A) Each of the Buyer's representations in this Agreement are true as of the Closing, and as of the Closing, the Buyer has not breached any of its warranties in this Agreement;

          (B) Subject to any condition precedent in Section 11.2 herein not being met, the Buyer tendering payment of that part of the Purchase Price due at the Closing.

     11.2 For The Benefit Of The Buyer. Each of the following are conditions precedent to the obligations of the Buyer to purchase the Business, pay the Purchase Price, and otherwise perform its obligations under this Agreement:

          (A) At the time of the Closing, the Seller and Nicko Feinberg enter into binding, written covenants not to compete with the Buyer and its affiliates whereunder each of them agree not to directly or indirectly (including, without limitation, as an owner, contractor, or employee) engage in any business that is the same or similar to the Business within New York, New Jersey, Washington DC, Delaware, Maryland, Pennsylvania, and Virginia or soliciting any business from any Subscriber, with such covenants being in force for two years following the Closing; provided Web hosting and dedicated services will not be subject to such covenants;

          (B) Each of the Seller's representations in this Agreement are true as of the Closing, and as of the Closing, the Seller has not breached any of its warranties in this Agreement;

          (C) The Seller has delivered to the Buyer at the Closing a certificate of the Seller's chief financial officer that as of and immediately following the Closing, the Seller has not made any general assignment for the benefit of creditors or had a receiver appointed for all or substantially all of its assets, has not been named as the debtor in any bankruptcy proceeding, has not admitted in writing its inability to pay its debts as they come due, and has not made any offer of settlement, extension, or composition to its creditors generally;

          (D) Subject to the Buyer's tender of the Purchase Price that is due at the Closing, the Seller has performed all of its obligations under this Agreement due to be performed prior to or at the Closing.

     11.3 Waiver Of Conditions Precedent. The Seller may waive any condition precedent under Section 11.1 herein, and the Buyer may waive any condition precedent under Section 11.2 herein, provided that no such waiver of a condition precedent will be or be deemed to be a waiver or release of any representation, warranty, covenant, or obligation underlying such condition precedent.

12. Termination.

     12.1 Based On The Seller's Default. If, prior to or as of the Closing, any representation made by the Seller under this Agreement is untrue, if Seller breaches any warranty made under this Agreement, or if the Seller defaults in the performance of any of the Seller's obligations under this Agreement, then, the Buyer may either terminate this Agreement and be entitled to the Buyer's damages or affirm this Agreement and be entitled to the specific performance of all of the Seller's obligations under this Agreement and to the Buyer's damages.

     12.2 Based On The Buyer's Default. If the Buyer defaults in the performance of any of the Buyer's obligations under this Agreement, then, the sole remedy of the Seller will be to terminate this Agreement and be entitled to Seller's damages.

13. Brokers And Finders. The Seller represents and warrants to the Buyer that no broker or finder represents the Seller. The Buyer represents and warrants to the Seller that Anthony Advisors, Inc. is the sole broker or finder representing the Buyer, which will be solely responsible for paying any fees due it.

14. Notices. All notices, consents, and other communications required or provided to be given under this Agreement must be in writing and will be deemed to have been sufficiently given or made when delivered in person or upon sending by facsimile or upon placing with an overnight courier for next day delivery as follows:

          If to the Seller, to:      Nicko Feinberg, President US Operations
                                     Provo International Inc.
                                     1 Blue Hill Plaza, Suite 1548
                                     Pearl River, New York 10965
                                     Facsimile: (845) 623-8669

          If to the Buyer, to:       Jeffrey Possehl, President
                                     RFC Telecom Holdings, LLC
                                     3300 S. Parker Road, Suite 500
                                     Aurora, Colorado 80014
                                     Facsimile: (303) 751-4777

          With a copy to:            George Davies, General Counsel
                                     3300 S. Parker Road, Suite 500
                                     Aurora, Colorado 80014
                                     Facsimile: (303) 751-4777

15. Attorney Fees And Costs. With respect to this Agreement and the transactions contemplated by this Agreement, the Seller and the Buyer will each pay their respective attorney fees and costs. In the event of litigation with respect to this Agreement or any of the transactions contemplated by this Agreement, the court will award the prevailing party in such litigation its reasonable attorney fees and costs (including, without limitation, costs of depositions, witness fees, expert witness fees, and filing fees) incurred with respect to such litigation.

16. General Provisions.

     16.1 Time Of Essence. Time is of the essence hereof.

     16.2 Entire Agreement. This Agreement contains the entire understanding and agreement between the Seller and the Buyer and supersedes all prior understandings, agreements, warranties, representations, and other communications between the Seller and the Buyer with respect to the subject matter hereof.

     16.3 Amendments. This Agreement may not be amended except by a writing signed by the party against whom such amendment is sought to be enforced.

     16.4 Documents. All documents and instruments that are to be granted, made, or signed pursuant to this Agreement (A) will be in a form and of a content reasonably satisfactory to counsels for the Seller and the Buyer and (B) will be signed, sealed, acknowledged, and sworn to, as is appropriate, by such grantor, maker, or signor prior to being delivered.

     16.5 Survival. The warranties, representations, indemnities, and agreements made by the Seller and the Buyer in, or pursuant to, this Agreement will be deemed and construed to be continuing and will survive the Closing and the signing and delivery of all documents and instruments pursuant to this Agreement.

     16.6 Waiver. Neither the Seller nor the Buyer will be deemed to have waived any breach of any warranty or any default under this Agreement unless the same is in writing and signed by the Seller or the Buyer, as is applicable. No waiver of any breach of any warranty or default under this Agreement will be or be deemed to be a waiver of any breach of any other warranties or default under this Agreement or of any subsequent breach of the same warranty or of the same default under this Agreement.

     16.7 Gender And Number. Whenever necessary for property construction, the masculine of any word used in this Agreement shall include the feminine and neuter genders, the singular shall include the plural, and vice versa.

     16.8 Third-Party Beneficiary. No right or obligation of the Seller or the Buyer under or arising out of this Agreement is intended to benefit any third-party (except for those designees of the Buyer referred to herein), and no third-party (other than such designees of the Buyer) may exercise any right or enforce any obligation of the Seller or the Buyer under or arising out of this Agreement.

     16.9 Assignment. Neither the Seller nor the Buyer may assign or otherwise transfer any right, title, or interest in or under this Agreement or any rights arising thereunder, except that the Buyer may assign rights under this Agreement to affiliates of the Buyer, may grant security interests in its rights under this Agreement, and may collaterally assign or otherwise encumber its rights under this Agreement.

     16.10 Applicable Law And Forum. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws provisions.

     16.11 Binding Effect. This Agreement will be binding upon, and enure to the benefit of, the Seller, the Buyer, and their respective successors and assigns, subject to Section 16.9 herein.

     16.12 Offer By Buyer. If signed by the Buyer prior to the Seller, this document will constitute an offer to the Seller and, if the Seller does not sign and deliver an originally executed copy of such signed offer to the Buyer on or before 4:00 p.m. on December ___, 2004, then, such offer will be deemed withdrawn and cannot thereafter be accepted.

          Dated as of December ___, 2004.

PROVO INTERNATIONAL, INC.,                 RFC TELECOM HOLDINGS, LLC
a Delaware corporation                     a Delaware limited liability company


By: _________________________              By: _________________________

Title: _______________________             Title: _______________________

                                                                       EXHIBIT A
                                                                       ---------
Domain Names:                                                           (to PSA)
------------

fcc.net

delanet.com

firststreetinternet.com

fsinter.net

j51.com

magiccarpet.com

nwip.net

pressroom.com

qed.net

skyhigh.com

ucs.net

uscom.com

webspan.net

wittnet.com

wizard.net

algorithms.com

ravenet.com

Subscribers:
-----------

All Subscribers as currently reflected in the books and records of the Seller, plus all Subscribers added prior to the Closing and less all persons who cease being Subscribers prior to the Closing.

                                                                       EXHIBIT B
BILL OF SALE AND ASSIGNMENT                                            ---------

     For ten dollars in hand paid to Provo International, Inc. (the "Seller"), a Delaware corporation with an address of 1 Blue Hill Plaza, Suite 1548, Pearl River, New York 10965, by ISP I, LLC (the "Buyer"), a Delaware limited liability company with an address of 1919 Lone Cactus Drive, Phoenix, Arizona 85027, and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Seller hereby sells, assigns, transfers, and conveys to the Buyer the property (the "Property") described in attached Exhibit A (which is hereby incorporated herein by reference).

     This Bill Of Sale is granted pursuant to a Purchase And Sale Agreement (the "PSA") dated December ___, 2004, by and between the Seller and the Buyer.

     The Seller warrants to and covenants with the Buyer that, at the time of this Bill Of Sale, the Seller is the owner and holder of good title to each item of the Property and that each item of the Property is free and clear of all liens, claims of liens, security interests, pledges, hypothecations, encumbrances, and rights of ownership, use, or possession of any third-party of every nature whatsoever, except for any sales taxes and property taxes payable by the Buyer pursuant to the PSA. The Seller covenants with the Buyer to warrant and defend such sale, assignment, transfer, and conveyance of the Property to the Buyer against anyone claiming or having any right, title, or interest therein or any lien, claim of lien, security interest, pledge, hypothecation, or encumbrance thereon or right of ownership, use, or possession therein.

     This Bill Of Sale will be governed by, and construed in accordance with, the laws of the State of New York, without regard to provisions pertaining to conflicts of laws, and will be binding upon, and enure to the benefit of, the Seller, the Buyer, and their respective successors, and assigns.

     Executed and delivered by the Seller as of December ___, 2004.

                                           PROVO INTERNATIONAL, INC.,
                                           a Delaware corporation



                                           By: ___________________________

                                           Title: _______________________

STATE OF ______________________ )
                                ) ss.
County of _____________________ )


     The foregoing instrument was acknowledged before me on December ___, 2004, by ___________________________________, as _______________________ of Provo
International, Inc., a Delaware corporation.

     Witness my hand and official seal.


                                               _________________________
                                               Notary Public


     My commission expires: ____________________

                                                                       EXHIBIT A
                                                                       ---------
                                                               (to Bill Of Sale)

The Property consists of the following:

The dial-up internet service provider business owned by Provo International, Inc. consisting of (A) not less than 6,000 dial-up internet service subscribers (the "Subscribers"), (B) all contracts under which the Seller provides dial-up internet services to the Subscribers, (C) all Subscriber lists and information, current and historical books, records, and files pertaining to the dial-up internet service provider business and the Subscribers, and (D) intellectual property including (without limitation) trademarks, trade names, service marks, and world wide web domain names associated with the dial-up internet services provided to the Subscribers.

Subscribers include all Subscribers as currently reflected in the books and records of the Seller, plus all Subscribers added prior to the Closing and less all persons who cease being Subscribers prior to the Closing.

The following domain names:

fcc.net

delanet.com

firststreetinternet.com

fsinter.net

j51.com

magiccarpet.com

nwip.net

pressroom.com

qed.net

skyhigh.com

ucs.net

uscom.com

webspan.net

wittnet.com

wizard.net

algorithms.com

ravenet.com